EXHIBIT 24.1

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of ConAgra Foods, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of John F. Gehring, Robert G. Wise, Nicole Theophilus and Colleen R. Batcheler, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of shares of the Registrant’s common stock issuable in connection with the ConAgra Foods, Inc. 2014 Stock Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 19th day of September, 2014.

/s/ Gary M. Rodkin	/s/ John F. Gehring
Gary M. Rodkin Chief Executive Officer and President, Director	John F. Gehring Executive Vice President and Chief Financial Officer

/s/ Robert G. Wise	/s/ Mogens C. Bay
Robert G. Wise Senior Vice President and Corporate Controller	Mogens C. Bay Director

/s/ Thomas K. Brown	/s/ Stephen G. Butler
Thomas K. Brown Director	Stephen G. Butler Director

/s/ Steven F. Goldstone	/s/ Joie A. Gregor
Steven F. Goldstone Director	Joie A. Gregor Director

/s/ Rajive Johri	/s/ W.G. Jurgensen
Rajive Johri Director	W.G. Jurgensen Director

/s/ Richard H. Lenny	/s/ Ruth Ann Marshall
Richard H. Lenny Director	Ruth Ann Marshall Director

/s/ Andrew J. Schindler	/s/ Kenneth E. Stinson
Andrew J. Schindler Director	Kenneth E. Stinson Director

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